COMMONWEALTH OF VIRGINIA
                           STATE CORPOTAION COMMISSION

                              ARTICLES OF AMENDMENT

                       CHANGING THE NAME OF A CORPORATION
                    By Unanimous Consent of the Shareholders

         The undersigned, pursuant to ss. 13.1-710 of the Code of Virginia, executes these articles and states as follows:

                                       ONE

         The name of the corporation is Cross Genetic Technologies, Inc.

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                                       TWO

          The name of the corporation is changed to Adena Corporation.

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                                      THREE

         The foregoing amendment was adopted by unanimous consent of the shareholders on August 9, 2002.

         The undersigned declares that the facts herein stated are true as of August 9, 2002.

                                            Cross Genetic Technologies, Inc.

                                      By: /s/ Lino Novielli
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                                               Lino Novielli